UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2023

(Date of Report - Date of earliest event reported on)

Community Bancorp /VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were submitted to a vote of security holders, at the Annual Meeting of Shareholders of Community Bancorp. on May 16, 2023:

Proposal 1. To elect four incumbent directors to serve until the Annual Meeting of Shareholders in 2026;

Proposal 2. To ratify the selection of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC (BerryDunn) as the Corporation’s external auditors for the fiscal year ending December 31, 2023.

As of March 22, 2023, the record date for the Annual Meeting, there were 5,438,236 shares of the Company’s $2.50 par value common stock outstanding, and each share was entitled to one vote on all matters submitted to the shareholders for vote at the meeting.

The vote results are as follows:

			AUTHORITY
			WITHHELD/	BROKER
MATTER	FOR	AGAINST	ABSTAIN	NON-VOTE
Proposal 1. Election of Incumbent Directors:
Thomas E. Adams	2,173,082	N/A	327,382	767,345
Jacques R. Couture	2,043,161	N/A	457,304	767,345
Emma L. Marvin	2,191,513	N/A	308,952	767,345
James G. Wheeler Jr.	2,029,657	N/A	470,808	767,345

Proposal 2. Selection of External Auditors:
BerryDunn	3,224,802	2,597	40,411	0

In accordance with section 3.02 of the Company’s Bylaws, each of the directors was elected, having received the affirmative vote of at least a majority of the shares represented at the meeting and entitled to vote.  Proposal 2 was approved, with more votes cast "FOR" than "AGAINST".  Proposal 3 was approved with more votes cast “FOR” than “AGAINST”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: May 17, 2023	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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